UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 15, 2007

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 15, 2007, in connection with its pending acquisition of Mayne Pharma Limited, Hospira entered into a three-year, $500,000,000 term loan facility, a one-year $1,425,000,000 bridge loan facility and an amendment to its existing five-year $375,000,000 revolving credit facility.  Hospira expects to borrow the full $500,000,000 under the term loan facility and the full $1,425,000,000 under the bridge loan facility at or before the time of the closing of the Mayne Pharma acquisition.  The closing of the acquisition is expected to occur in early February 2007.

Revolving Credit Facility Amendment.  Hospira’s revolving credit facility was previously filed as Exhibit 10.1 to Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2005.  The description of such agreement included in Item 1.01 thereof is incorporated by reference herein, and such agreement has been amended as described below.

The agreement was amended to permit the Mayne Pharma acquisition.  The financial covenants were also amended to:

•                  increase the maximum leverage ratio from 3.25 to 4.50 as of March 31, 2007, 4.00 as of June 30, 2007, and 3.50 as September 30, 2007.  The maximum ratio will be 3.25 as December 31, 2007 and the end of all quarters thereafter; and

•                  decrease the minimum coverage ratio from 5.00 to 4.00 as of March 31, 2007, 4.50 as of June 30, 2007, and 4.75 as of September 30, 2007.  The minimum ratio will be 5.00 as of December 31, 2007 and the end of all quarters thereafter.

As amended, the leverage ratio will be calculated by dividing Hospira’s debt by its earnings before interest, taxes, depreciation and amortization (excluding certain purchase accounting charges relating to the Mayne Pharma acquisition, expenses relating to the integration of Mayne Pharma into Hospira, expenses relating to Hospira’s transition from Abbott and expenses relating to Hospira’s manufacturing optimization activities, subject in certain cases to agreed-upon maximums) for the twelve months ending on the last day of each quarter.  As amended, the coverage ratio will be calculated by dividing Hospira’s earnings before interest, taxes, depreciation and amortization (excluding the charges and expenses described above) by its consolidated financing expense, in each case for the twelve months ending on the last day of each quarter.

There are no borrowings currently outstanding under the revolving credit facility.

Term Loan and Bridge Loan Facilities. The financing under the term loan facility and bridge loan facility was arranged by ABN AMRO Incorporated, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc as joint lead arrangers.  The term loan facility will mature in three years.  Hospira must repay $12,500,000 in principal at the end of each quarter in 2007, $50,000,000 at the end of each quarter in 2008 and $62,500,000 at the end of each quarter in 2009 (with the final payment to be made on the maturity date).  The bridge loan facility will mature in one year, with the entire principal amount due at maturity.  Hospira may prepay the principal amount under each facility at any time without penalty.  Other than the tenor and principal payment schedules, the term loan facility and the bridge loan facility have substantially similar terms.

Borrowings under the facilities will bear interest at the LIBOR rate plus a margin that will be determined based on Hospira’s senior unsecured debt ratings from Standard & Poor’s and Moody’s as set forth in the following table:

At or higher than A- or A3	BBB+ or Baa1	BBB or Baa2	BBB- or Baa3	Lower than investment grade
0.350%	0.450%	0.600%	0.700%	1.200%

If there is a split rating, the higher rating will apply.  If the ratings differ by more than two gradations, the rating that is one rating above the lower will apply.   Hospira’s current credit rating is BBB+ from Standard & Poor’s, which will be downgraded to BBB upon completion of the Mayne Pharma acquisition.  Hospira’s current rating from Moody’s is Baa3 with negative outlook.

The facilities contain customary representations and warranties, conditions to borrowing and events of default upon which amounts due could be accelerated by the lenders.  The agreements contain covenants limiting Hospira’s ability to sell assets, incur secured indebtedness and liens, incur indebtedness at the subsidiary level and merge or consolidate with other companies.  The agreements include similar financial covenants to those included in the amended revolving credit facility and described above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On January 15, 2007, Hospira and John Arnott, its former Senior Vice President, Global Commercial Operations, entered into an agreement pursuant to which Mr. Arnott will be placed on pay continuation leave and receive his base salary until the earlier of January 3, 2008 and the time he begins full-time employment. Mr. Arnott will also receive executive outplacement services during such time.  If Mr. Arnott begins full time employment before January 3, 2008, he will receive a lump-sum payment equal to the remainder of the salary that otherwise would have been payable under the pay continuation leave. Mr. Arnott’s stock options will continue to vest in accordance with their terms during the period of his pay continuation leave. Mr Arnott will be eligible to receive an incentive award for 2006 performance under the Hospira, Inc. 2004 Performance Incentive Plan on the same basis as other similarly situated participants in the plan. The amount of any such award will be determined by the nominations and compensation committee of Hospira’s board of directors and will be disclosed in the proxy statement for Hospira’s next annual meeting of shareholders. He will not be eligible for any incentive awards for any periods after 2006.

Item 7.01  Regulation FD Disclosure

On January 18, 2007, the Federal Trade Commission terminated the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 applicable to the Mayne Pharma acquisition.  The press release announcing such action is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued January 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: January 18, 2007		/s/ Brian. J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary